REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of February 12, 2010, by and among Perpetual Technologies, Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each an "Investor" and collectively, the "Investors").

This Agreement is made in connection with the Note Purchase Agreement, dated as of February 12, 2010, by and among the Company and the Investors (the "Purchase Agreement").

The Company and the Investors hereby agree as follows:

1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the respective meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 8(d).

"Commission" means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value per share of $0.001, of the Company.

 "Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

"Effectiveness Period" means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement (which shall not be later than one hundred and eighty  (180) days after the date such registration statement is filed with the Commission ) and ending on the earliest to occur of (a) the second  anniversary of such Effective Date (which period shall be extended for the period of time equal to any period during which the Holders of Registrable Securities must refrain from selling any securities included in such Registration Statement in accordance with the provisions of Section 8(d) below), (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.  For purposes of Section 2(b), “Effectiveness Date” means with respect to each subsequent Registration Statement filed pursuant thereto, the earlier of (A) the ninetieth (90th) day following the filing date of such Registration Statement (or in the event such Registration Statement receives a “full review” by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) the date which is within three (3) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review such Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of such Registration Statement and the Company makes such request; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.  A holder of securities that are convertible into or exercisable for Registrable Securities shall be deemed to be a Holder of such Registrable Securities.

“Initiating Holders” means any Holder or Holders of 50% or greater of the Registrable Securities then outstanding.  The determination of such percentage shall include shares of Common Stock issuable upon exercise of the Warrants even if such exercise has not yet been effected.

“Initial Public Offering” shall mean an underwritten initial public offering by the Company of its Common Stock with anticipated gross proceeds of at least $20,000,000.

“Indemnified Party” has the meaning set forth in Section 7(c).

“Indemnifying Party” has the meaning set forth in Section 7(c).

“Losses” has the meaning set forth in Section 7(a).

“Majority in Interest” means the Initiating Holder or, if more than one, those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders.

“Maturity Date” has the meaning set forth in the Notes.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notes” mean the 10% convertible promissory notes in the aggregate principal amount of $4,000,000 Notes purchased by the Investors pursuant to the Purchase Agreement.

“Note Shares” means the shares of Common Stock or other securities issued or issuable to the Investors on conversion of the Notes.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Financing” has the meaning set forth in the Notes.

 “Registrable Securities” means: (i) the Note Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced in (i) and (ii) above; provided, however, that following such time as any of the securities described in clauses (i), or (ii) above have been (x) sold by a Holder pursuant to a Registration Statement or (y) may be sold by a Holder without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holder,  then such securities shall cease to be considered “Registrable Securities” for purposes of this Agreement .

"Registration Statement" means any registration statements required to be filed under this Agreement, including in each case the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

“Shell Shares” shall mean the shares of Common Stock listed on Schedule I.

"Warrants" mean the Warrants issued to the Investors pursuant to the Purchase Agreement.

"Warrants Shares" means the shares of Common Stock issued or issuable to the Investors on exercise of the Warrants.

2.           Qualified Financing.

Subject to Section 4(b), if the Company proposes to file a Registration Statement with the Commission in connection with Qualified Financing, then the Company shall include in that Registration Statement for resale all of the Note Shares; provided, however, that if the Qualified Financing for which the Company is filing such Registration Statement occurs after the Maturity Date of the Notes, the Company shall include the Warrant Shares in such Registration Statement, for an offering to be made on a continuous basis pursuant to Rule 415 (the “First Registration Statement”).  Such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Note Shares.

(b)              In the event that the Company is unable to register for resale under Rule 415 all of the applicable Registrable Securities, depending upon the timing as contemplated above in Section 2(a), due to limits imposed by the Commission’s interpretation of Rule 415 (a “Rule 415 Cutback”), then the Company shall be obligated to include in such Registration Statement only such limited portion of the applicable Registrable Securities as the Commission shall permit.  Any exclusion of applicable Registrable Securities shall be made pro rata among the Holders in proportion to the number of applicable Registrable Securities held by such persons; provided, however, that the Shell Shares shall be omitted from such Registration Statement or any subsequent registration statement prior to the omission of any Registrable Securities.  In the event the Commission does not permit the Company to register all of the applicable Registrable Securities in the First Registration Statement, the Company shall use its best efforts to register the applicable Registrable Securities, subject to the terms of this Section 2(b), that were not registered in the First Registration Statement, as promptly as possible and in a manner permitted by the Commission, whether by filing a subsequent registration statement as soon as the Commission permits the Company to do so, providing demand registration rights, or otherwise (the “415 Subsequent Registration Statements,” together with the 415 Cutback, the “415 Registration Procedure”).

(c)           If at any time after the Company proposes to file the First Registration Statement and prior to the effective date of such First Registration Statement, the Company shall determine for any reason not to register or to delay such registration, the Company may, at its election, give written notice of such determination to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 6 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 2(c) for the same period as the delay in registering such other securities.

(d)           In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in any Registration Statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such Registration Statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such Registration Statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

(e) In the event that the applicable Registrable Securities are not registered as a result of Section 2(c) or 2(d) above, or if the Company files a Registration Statement including the Registrable Securities that is later withdrawn, the Company agrees to register such applicable Registrable Securities as soon as possible thereafter in a manner permitted by the Commission and the managing underwriter if any.

3.           Demand Registration Rights

(a)              Demand Registration. In the event that:

(x)  the Registrable Securities shall have been included in a Registration Statement under Section 2 and such Registration Statement is not declared effective within 6 months of the date of filing or is withdrawn prior thereto; or

(y)  the Company shall have filed a Registration Statement within 6 months of the date of this Agreement, but such registration statement did not include the Registrable Securities (for reasons other than as a result of Rule 415); or

(z)   the Company has not filed a Registration Statement within 6 months of the date of this Agreement then, the Initiating Holders may (A) in the case of (x) or (z) above, at any time after the earlier of the end of the six month period or withdrawal or (B) in the case of (y) above, at any time after the earlier of the time such Registration Statement is declared effective or is withdrawn,   request (“Demand Notice”) that the Company effect any registration, qualification or compliance with respect to (x) Warrant Shares (in the event that a Qualified Financing shall not have occurred prior to the maturity date of the Notes) or (y) Note Shares (in the event that a Qualified Financing shall have occurred prior to the maturity date of the Notes)  with an anticipated aggregate offering price, before deduction of standard underwriting discounts and commissions, in excess of $1,000,000 in the following manner:

(i)  promptly give written notice of the proposed registration, qualification or compliance to all other Holders, but in no event more than three (3) Business Days after receipt of a Demand Notice (the “Additional Holder Notice”); and

(ii) within 30 calendar days of the Demand Notice (the “Demand File Date” and such 30 day time period being referred to as the “Demand Period”) effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as requested in the Demand Notice and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in the Demand Notice, together with  all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request from such Holder(s) given to the Company within fifteen (15) calendar days after such Holder’s receipt of the Additional Holder Notice(the Joining Holder Notice); provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this Section 3(a):

(A)   in any particular jurisdiction in which the Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

(B)  after the Company has effected two (2) such registrations pursuant to this Section 3(a) and such registrations have been declared or ordered effective, and all such shares offered pursuant to each such registration  shall have been sold pursuant thereto.

Nowthwithstanding the foregoing, if  the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of  Directors it would be materially detrimental to the Company and its shareholders for such Registration Statement to be filed during the Demand Period because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have an additional period of not more than thirty (30) calendar days after the expiration of the Demand Period within which to file such Registration Statement; and provided, further, the Company may not utilize this deferral right more than twice under this Agreement and such deferrals may not be used consecutively without the prior written consent of the Initiating Holder, which shall not be unreasonably withheld.

(b)              Underwriting.  If the Initiating Holders intend to distribute the Registrable  Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in Section 3 (a).   In such event, the underwriter shall be selected by the Majority in Interest, and shall be reasonably acceptable to the Company.  The right of any Holder to registration pursuant to this Section 3(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Majority in Interest and such Holder) to the extent provided herein.  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters.  Notwithstanding any other provision of this Section 3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting (which shall be determined in good faith by the managing underwriter) shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and requested to be included by them.  No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders.  Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

(c)                 Company Inclusion.  The Company shall be entitled to include in any Registration Statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the Initiating Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.  To the extent that the managing underwriter in any such underwritten public offering requires the exclusion of any securities from such offering, securities sought to be sold by the Company shall be so excluded prior to excluding any Registrable Securities.

(d)                 In the event that the Company receives a Rule 415 comment from the Commission regarding a Registration Statement filed pursuant to this Section 3, the Company shall follow the  415 Registration Procedure set forth in Section 2(b) above.

4.    Company Registration.

(a)  Registration.   If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than (i)  a registration in connection with an Initial Public Offering (ii) a registration on Form S-8 (or any successor form) relating solely to employee stock option or purchase plans, or (iii) a registration on Form S-4 (or any successor form) relating solely to a Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof (“Registration Notice); and

(ii) include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request(s), made within fifteen (15) calendar days after the Holders’ receipt of the Registration Notice, by any Holder or Holders, except as set forth in subsection 4(b) below.

(b)  Underwriting.  If the subject registration for the Registration Notice is a registered public offering involving an underwriting, the Company shall so advise the Holders in the Registration Notice.  In such event, the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting.  The number of Registrable Securities to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares of Common Stock proposed to be sold by the Company, and second, for the account of any Holders or other stockholders of the Company participating in such registration, the number of shares of Common Stock or other Registrable Securities requested to be included in the registration by such Holders and other stockholders in proportion, as nearly as practicable, to the respective amounts of securities that are requested to be included in such registration by such Holders and other stockholders.  The Company shall so advise all Holders and the other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities held by Holders that may be included in the registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration, whether or not a Holder has elected to include Registrable Securities in such registration, without thereby incurring any liability to the Holders of the Registrable Securities; provided however, that the Company notifies all Holders who requested inclusion of his/her Registrable Securities of such termination or withdrawal.

5.           Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)           (i)  Prepare and file with the Commission such  Registration Statements in order to register for sale under the Securities Act all of the Registrable Securities, to use its reasonable best efforts to cause such Registration Statements to become effective, and, as expeditiously as possible, to prepare and file such amendments, including post-effective amendments as may be necessary to keep the Registration Statements continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by each Registration Statement;

(b)           Notify the Holders as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(d)           Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement(s);

(e)           Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement(s), which certificates shall be free, to the extent permitted by the Purchase Agreement or applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(f)           Upon the occurrence of any event contemplated by Section 5(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)           As expeditiously as possible, furnish to each selling Holder of Registrable Securities such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, Prospectus, and such other documents as the selling Holder of Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(h)           Use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange, if applicable, on which similar securities issued by the Company are then listed;

(i)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering;

(j)           In the event of any underwritten public offering, if requested by the underwriter, obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, addressed to the selling Holders of Registrable Securities;

(k)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares); and,

(l)           take such other actions as shall be reasonably requested by any Holder consistent with the terms of this Agreement.

6.           Registration Expenses. All fees and expenses incidental to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

7.	Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person, and any underwriter of each seller of Registrable Securities, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and investigation and attorneys' fees reasonably incurred) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (i) any violations by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder in connection with the performance of its obligations to register securities under this Agreement or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability  arise out of or based on any untrue statement or omission based upon written information furnished to the Company by a Holder or underwriter specifically for use therein.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to deliver the Prospectus provided to it by the Company in compliance with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions is made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by a  Holder specifically for use therein.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d)           Contribution.

(i)           If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (B) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section 7, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from whom such contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 7, except to the extent the party against whom contribution may be sought is prejudiced as a result of such failure to give notice.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(e)           Indemnification with Respect to Underwritten Offering.  In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.  To the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.	Miscellaneous.

(a)           Remedies.  In the event of a breach or threatened breach by: (1) the Company including but not limited to if the Company shall (i) fail to register Registrable Securities after it shall have been requested to do so by a Holder or otherwise required to do so in accordance with Section 3 or Section 4 of this Agreement, (ii) fail to perform any of its obligations hereunder and as a result of such failure Holders have not been able to sell their Registrable Securities, or (iii) act or fail to act in any manner such that one or more Holders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement; or (2) by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement without the need to post any bond or other security or to prove special damages.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach or threatened breach, it shall waive the defense that a remedy at law would be adequate.

(b)           Failure to File Registration Statement and Other Events.  The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not filed in accordance with the terms hereof and is not maintained in effect during the Effectiveness Period.   If a Registration Statement is not filed on the Demand File Date (unless due to and in accordance with Section 3(b) hereof) or does not remain effective during the Effectiveness Period, then the Company shall pay to the Investors a cash amount that shall be equal to two percent (2%) of the aggregate principal amount of the Note for each month (or part thereof) following the Demand File Date that the Registration Statement shall not have been duly filed with the SEC, and/or for each month (or part thereof) following the Effective Date that the Registration Statement shall not continue to be effective (the “Late Registration Payment”).  Such Late Registration Payment shall be paid to the Investors within 30 days after the end of each month in which such Late Registration Payment shall be payable, and until the Company shall have complied with the filing and effective provisions of this Agreement.  Notwithstanding the foregoing, the aggregate amount of the Late Registration Payment shall not exceed ten percent (10%) of the aggregate principal amount of the Notes.  Without limiting any of the other rights of the holders of Registrable Securities hereunder, the failure by the Company to timely make any or all of such Late Registration Payments shall constitute an Event of Default under the Notes.  No liquidated damages under this Section 8(c) shall payable with respect to any shares required to be omitted as a result of the operation of Rule 415.

(c)           Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d)           Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(c)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)           Rule 144 Compliance.  As long as any Holder owns any Registrable Securities, the Company will apply its best efforts to file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of the Company under the Securities Act and Exchange Act and, if the Company is not required to file reports pursuant to Section 13(a) or 15 (d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

(f)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 8(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority of the then outstanding Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent.

(g)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 6:30 p.m. (New York City time) on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service for next trading day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Perpetual Technologies, Inc
Shishan Industrial Park
Nanhai District, Foshan City, Guangdong Province, PRC
Attention: Mr. Ji Lie

With a copy to:	Guzov Ofsink LLC
600 Madison Avenue
New York, NY 10002
Attn.: Darren Ofsink, Esq.

If to a Investor:	To the address set forth under such Investor's name on the signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, personal representatives, successors and permitted assigns of each of the parties.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.

(i)           Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)           Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document.  Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

(o)           Selection of Underwriter.  In the case of any registration effected pursuant to this Agreement, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the Majority in Interest, which approval shall not be unreasonably withheld.

(p)           Mergers, Etc.  The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company to the Holders of Registrable Securities under this Agreement, and, for that purpose, references hereunder to “Registrable Securities” shall be deemed to be references to the securities that the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation, or reorganization; provided, however, the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all Holders of Registrable Securities are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that under the Securities Act may be immediately sold to the public without registration, or (iii) securities of the acquiring corporation that the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction, for resale to the public pursuant to the Securities Act.

(q)           Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to herein

(r)           Transfer of Rights.  The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 2, 3 or 4 of this Agreement may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were an Investor hereunder and be deemed an Investor hereunder.

(s)      Shell Shares.    The  Holders hereby acknowledge and agree that  contemporaneously with the execution of this Agreement the Company shall be entering into a registration rights agreement with the holders of the Shell Shares wherein the holders of the Shell Shares will be granted substantially similar rights to those granted to the Holders in this Agreement.    The rights of the Shell Shares’ holders shall be pari passu with the rights of the Holders granted herein, except that consistent with and as required by the terms of this Agreement, in the event of a Rule 415 Cutback, all of the Registrable Securities shall be registered prior to the registration of any Shell Shares.

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SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PERPETUAL TECHNOLOGIES INC.

By:
Name: Jie Li
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Schedule I

Shell Shares

Name	Amount of Shares

Total